EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


January 21, 2004

Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

We  hereby  consent  to  the  incorporation  by  reference  in  this  Form  S-8
Registration Statement of our report dated April 14, 2003, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the years ended December 31, 2002 and 2001 appearing in Gateway's Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateway's ability to continue as a going concern.

/s/ Sellers & Anderson, LLC
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Sellers & Anderson, LLC
941 East 3300 South, Suite 202
Salt Lake City, Utah 84106

January 21, 2004




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